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                                                                   EXHIBIT 10.44

                                    AGREEMENT

         THIS AGREEMENT made and entered into as of the 22nd day of December, 1998, between MARSHALL B. HUNT and WILLIAM E. PETERSON, JR. ("Owners"), and HORIZON MEDICAL PRODUCTS, INC. of Manchester, Georgia ("Horizon").

          1. USE OF PROPERTY. Owners own that certain real property and house thereon located on Dog Island, Florida (the "Property"). From time to time, subject to either Owner's prior consent, Horizon and its employees, agents, and guests may occupy and use the Property and the dock and boat ("Pete's Dog") located at the Property for purposes of management meetings, sales meetings, entertainment of guests of Horizon, and for any other lawful purpose approved by either Owner.

          2. CHARGES. Charges for the Property shall be determined based upon Horizon's actual usage of the Property and charged solely on a daily basis at the daily rate of $500.00, for any day that the Property is used. Horizon is solely responsible for expenses incurred by Horizon in its usage of the Property and the boat located at the Property. Invoices or statements for such charges will be sent to Horizon on at least a monthly basis.

          3.      COVENANTS.  Owners and Horizon agree as follows:

                  (a) Conforming Use. When using the Property pursuant to this Agreement, Horizon and its employees, agents, and guests will use the Property only for the purposes and in the manner set forth in this Agreement.

                  (b) No Lien or Assignment. Horizon and its employees, agents, and guests will keep safely, and use carefully, the Property, and will not sell, or attempt to sell, or assign or dispose of the Property, or of any interest therein, or of any part thereof, or equipment necessary thereto, or



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suffer or permit any charge, lien, or encumbrance of any nature upon the
Property, or any part thereof, or lend or rent the same.

                  (c) Maintenance. Owners will be responsible for maintaining and keeping the Property and all its components in good order and repair; provided, however, that Horizon will be responsible for any breakage or damages to the Property or to the house thereon or to the dock or the boat located at the Property, caused by the intentional acts of Horizon's employees, agents, or guests who are using the Property or the house thereon or the dock or boat located at the Property.

                  (d) Insurance. At their expense, Owners will keep the Property insured against all risk of loss or damage, with companies selected by Owners, for such amounts and against such hazards as the Owners may determine, including, but not limited to, liability for personal injuries, death or property damages, arising from or in any manner occasioned by the acts or negligence of Owners or Horizon or others in the possession, operation or use of the Property, with losses under such policies payable to Owners and the additional insureds, as their respective interests may appear.

                  (e) Owners' Right of Inspection. Horizon will permit Owners, or their duly authorized agent or representative, to inspect the Property at any reasonable time when the Property is being used by Horizon, its employees, agents, or guests.

          4. NO IMPLIED REPRESENTATIONS OR WARRANTIES. Owners make no representations, promises, statements, or warranties, expressed or implied, with respect to the merchantability, suitability, or fitness for purpose of the Property or otherwise. Owners shall not be liable to Horizon for any loss, claim, demand, liability, cost, damage, or expense of any kind, related


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to any interruption or loss of service or use of the Property, or any loss of business resulting therefrom.

          5. OWNERS' ASSUMPTION OF HORIZON'S OBLIGATIONS. If Horizon shall fail to perform any obligation of Horizon under this Agreement, Owners, at their option, may perform such obligation, and all such advances by Owners in performing such obligation shall be added to the unpaid balance of the charges due under this Agreement and shall be payable by Horizon to Owners on demand.

          6. TERMINATION. This Agreement may be terminated by written notice of either party to the other party. The provisions of paragraphs 3(c), 4, 6, 7, and 8(a) shall survive any termination of this Agreement.

          7. NO PASSAGE OF TITLE. Horizon does not acquire hereby any right, title, or amount whatsoever, legal or equitable, in the Property or to the proceeds of the sale of the Property.

          8.      MISCELLANEOUS.

                  (a) The relationship between Owners and Horizon is only that of lessor and lessee. Horizon shall never at any time during the term of this Agreement for any purpose whatsoever be or become the agent of Owners, and Owners shall not be responsible for the acts or omissions of Horizon or its employees, agents, or guests.

                  (b) Owners' rights and remedies with respect to any of the terms and conditions of this Agreement shall be cumulative and not exclusive, and shall be in addition to all other rights and remedies available to Owners.

          9. SEVERABILITY. The invalidity of any portion of this Agreement shall not affect the remaining valid portions thereof.


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         10.      ENTIRE AGREEMENT. This Agreement constitutes the entire
agreement between the parties hereto concerning the subject matter hereof, and any change or modification to this Agreement must be in writing and signed by the parties hereto.

         11. NOTICES. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their last known addresses.

         12. NON-WAIVER. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         13. HEADINGS. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         15. BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors, and assigns.


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         IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first set forth above.

                                   OWNERS:



                                   -----------------------------------
                                   Marshall B. Hunt



                                   -----------------------------------
                                   William E. Peterson, Jr.


                                   HORIZON MEDICAL PRODUCTS, INC.


                                   By:
                                      --------------------------------

                                   Title:
                                         -----------------------------


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